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                                                                   EXHIBIT 99.2



       CONSENT OF THE ASSOCIATION OF PROGRESSIVE RENTAL ORGANIZATIONS



     The undersigned consents to being named in and the use of information from its 1997 Rental-Purchase Industry Survey in Rainbow Rentals, Inc.'s Registration Statement on Form S-1 (No. 333-48769) filed with the Securities and Exchange Commission.



                          The Association of Progressive Rental Organizations



Dated: May 7, 1998        By: /s/ Bill Keese
                              -----------------------------------------------
                              Name:   Bill Keese
                              Title:  Executive Director